EXHIBIT 23.1
                                                                    ------------




                                     CONSENT


The Board of Directors
Network-1 Security Solutions, Inc.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to Network-1 Security Solutions, Inc. and to the incorporation by reference therein of our report dated March 25, 2008 related to the financial statements of Network-1 Security Solutions, Inc. for the years ended December 31, 2007 and 2006 included in its Annual Report on Form 10-KSB for the years ended December 31, 2007 and 2006 filed with the Securities and Exchange Commission.


                                       /s/ Radin Glass &Co., LP
                                       -----------------------------------------
                                       Radin, Glass & Co., LP
                                       Certified Public Accounts